Exhibit 99.1
September 12, 2025

Bank of America Announces Senior Leadership Changes

CHARLOTTE, NC - Bank of America today announced senior leadership appointments to further build and deliver its capabilities around the globe for clients, shareholders, and local communities.

Chair and CEO Brian Moynihan has named Dean Athanasia and Jim DeMare to serve as Co-Presidents of Bank of America, and appointed Alastair Borthwick to serve as Executive Vice President and Chief Financial Officer (CFO) of the company. Athanasia and DeMare will drive company-wide initiatives focused on long-term growth and returns and oversee Bank of America’s eight lines of business and their leaders, who remain unchanged. Borthwick has served as the company’s CFO for the past four years, and assumed additional responsibilities over time, as a strategic advisor and the leader of the company’s positioning with its global investor base. The company’s Management Team, under Moynihan’s leadership and including Athanasia, DeMare, Borthwick, and their colleagues, remains otherwise unchanged.

“These leadership appointments will drive our efforts to build and deliver Bank of America’s capabilities across the globe,” said Chair and Chief Executive Officer Brian Moynihan. “Over the last 15 years, Dean and Jim have each served as leaders, strategists, and stewards of growth. Together, they have nearly 60 years of experience in financial services across every client segment, market, function, and industry. They have designed and driven out full transformations of the businesses under their direct leadership to focus on our clients and their needs; align resources, capabilities, and intensity; compete and gain market share; and deliver long-term, industry-leading results. After several, steadily expanding leadership roles running business lines, Alastair has expertly served as our CFO for the last four years. His financial stewardship and broad leadership have been instrumental to our progress, as we have strengthened every major aspect of our balance sheet. Bank of America set on a course of Responsible Growth more than a decade ago. With the support of our Board of Directors, I look forward to working with our leaders and 213,000 teammates as together we drive Responsible Growth through its second decade.”

Below is the letter that Moynihan shared with the company’s teammates today.

To my teammates,

Our company continues to focus on serving our individual, corporate, and institutional clients through the tenets of Responsible Growth: we must grow and win in the market, through our customer-driven strategy, within our risk framework, and in a sustainable manner.

Today, we are announcing key leadership appointments that will further drive our progress. I have asked Dean Athanasia and Jim DeMare to become Co-Presidents of Bank of America, and

I have asked Alastair Borthwick to serve as our company’s Executive Vice President and Chief Financial Officer.

In their new roles as Co-Presidents, Dean and Jim will work with me to drive broad-ranging, strategic efforts that are central to our long-term performance. These include enterprise-wide initiatives focused on increasing market share and returns, leveraging our scale, and managing cost and expense; the continued expansion of AI-based tools and innovation for our clients; growth plans for local and global markets; and ongoing Operational Excellence efforts that strengthen our organization for teammates and everyone we serve.

In line with this focus, Dean and Jim will also join me in working directly with the presidents of the eight lines of business, including Holly O’Neill, Lindsay Hans and Eric Schimpf, Katy Knox, Raul Anaya and Sharon Miller, Wendy Stewart, and Matthew Koder. Dean and Jim will work to help accelerate growth plans, shape strategic investments for our clients, develop the talent needed in the years and generations to come, and position our company with all our stakeholder groups. They will assume overall responsibility for the company’s business lines, and the individual business heads will report to them. Other leaders who currently report to Dean or to Jim continue to do so.

With this move, we will further build and deliver our capabilities across the globe. My focus as Chair and CEO of the company remains the same. Our Management Team remains the same, including the business heads who continue to lead and drive their individual areas. In their new appointments, Dean and Jim will significantly increase the capacity, intensity, and expertise dedicated to our highest priorities, benefiting all.

Over the last 15 years, Dean and Jim have each served as leaders, strategists, and stewards of growth. Together, they have nearly 60 years of experience in financial services across every client segment, market, function, and industry. They have designed and driven out full transformations of the businesses under their direct leadership to focus on our clients and their needs; align resources, capabilities, and intensity; compete and gain market share; and deliver long-term, industry-leading results. With Dean’s leadership, we have reported 26 consecutive quarters of net checking account growth, deposits up roughly 32% from 2019 through last quarter, and record levels of digital adoption across consumer and wealth management. Under Jim’s leadership, our teams have posted 13 consecutive quarters of year-over-year growth in sales and trading – unmatched in the industry during this time period – and materially increased net income and returns during that period. Recent company recognition includes World’s Best Bank for Markets and World’s Best Bank for Trade Finance by Euromoney, Best Consumer Digital Bank by Global Finance, and numerous awards from J.D. Power for Customer Service, Retail Banking, and many more areas.

As the newly appointed EVP and CFO of the company, Alastair continues to both serve as a strategic advisor to me, the Management Team, and our Board of Directors, and to assume additional responsibilities over time, most recently including our global real estate portfolio. After several, steadily expanding leadership roles running business lines, Alastair has expertly served as our CFO for the last four years. His financial stewardship and broad leadership have been instrumental to our progress. Through his tenure as CFO, we have strengthened every major aspect of our balance sheet, strategically deployed capital to key growth and investment areas, driven expense management, and in the second quarter of this year returned $7.3 billion to shareholders through common stock dividends and share repurchases. Alastair already works across our lines of business with their respective leaders, and will continue to do so with me, Dean, and Jim. He will also continue to lead broader efforts to position Bank of America with investors and shareholders around the world with our Management Team.

I have the privilege to lead 213,000 teammates who are committed to our purpose and to our shared success. Together, we set on a course of Responsible Growth more than a decade ago. With the support of our Board, I look forward to working with all of you as we drive Responsible Growth through its second decade. I thank you for all you do, and I will see you out in the markets and at our next Global Town Hall in October.

Brian

Forward-looking statements

Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, dividends, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements due to a variety of factors. You should not place undue reliance on any forward-looking statement and should consider all of the precautionary statements, uncertainties and risks discussed in Bank of America’s filings with the Securities and Exchange Commission (SEC), including under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2024, and in any of Bank of America’s other subsequent SEC filings.

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,700 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 59 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock is listed on the New York Stock Exchange (NYSE: BAC).

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom and register for news email alerts.

Investors may contact
Lee McEntire, Bank of America
Phone: 1.980.388.6780
lee.mcentire@bofa.com

Reporters may contact
Jessica Oppenheim, Bank of America
Phone: 1.646.855.1600
jessica.oppenheim@bofa.com